UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 9, 2007
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 423-1321
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 9, 2007, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), along with Max-Trac Tire Co., Inc., a subsidiary of the Company (d/b/a Mickey Thompson Performance Tires & Wheels) (“Max-Trac”), entered into a Loan and Security Agreement, dated as of November 9, 2007, with Bank of America, N.A. (as Administrative Agent and Collateral Agent); PNC Bank, National Association (as Syndication Agent); Banc of America Securities LLC and PNC Capital Markets LLC (as Joint Book Managers and Joint Lead Arrangers); National City Business Credit, Inc. and JPMorgan Chase Bank, N.A. (as Co-Documentation Agents); and Bank of America, N.A.; PNC Bank, National Association; National City Business Credit, Inc.; Keybank National Association; Fifth Third Bank; and JPMorgan Chase Bank, N.A. (as the Lenders) (the “New Credit Agreement”).
     In connection with the New Credit Agreement, the Company also entered into a Pledge Agreement, dated as of November 9, 2007, with Bank of America, N.A. (the “Pledge Agreement”), and entered into an Intercreditor Agreement, dated as of November 9, 2007, with Cooper Receivables LLC; PNC Bank, National Association (as Administrator); and Bank of America, N.A. (as Administrative Agent and Collateral Agent) (the “Intercreditor Agreement”). These agreements were entered into in support of the New Credit Agreement.
     The purpose of the New Credit Agreement is to provide a new $200 million credit facility (the “New Credit Facility”) to the Company and Max-Trac to finance their mutual and collective business enterprise. The New Credit Facility essentially replaces the Company’s then-existing credit facility, which was terminated in connection with the creation of the New Credit Facility, as further described in this Current Report. Each of the lenders under the New Credit Facility was also a lender (or one of its affiliates was a lender) under the Company’s then-existing credit facility.
     The New Credit Facility is a revolving credit facility maturing on November 9, 2012. The New Credit Facility is secured by the Company’s U.S. inventory, certain North American accounts receivables that have not been previously pledged and general intangibles related to the foregoing. Advances under the New Credit Facility are governed by a borrowing base formula equal to the difference between (A) the sum of (1) 40% of eligible domestic raw materials; (2) 55% of eligible domestic working-in-process inventory; (3) 70% of eligible domestic finished goods inventory; and (4) 85% of eligible accounts receivables of Max-Trac minus (B) other reserves as are customary in similar facilities. The borrowing base of the New Credit Facility is further reduced by a $15 million at-all-times availability reserve. The New Credit Facility has no financial covenants. The New Credit Facility also has a $30 million letter of credit subline. Borrowings under the New Credit Facility bear a margin over the London Interbank Offered Rate (“LIBOR”) of 100 basis points to 150 basis points, depending on the availability remaining under the borrowing base. There are no advances outstanding under the New Credit Facility.
     The summary of the New Credit Agreement and the New Credit Facility provided above is qualified in its entirety by reference to the New Credit Agreement, which is attached hereto as Exhibit 10.1, and the Pledge Agreement and Intercreditor Agreement, which are attached hereto as Exhibits 10.2 and 10.3, all of which are incorporated herein by reference.
     See also Item 5.02 of this Current Report, which is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     On November 9, 2007, the Company repaid in full all outstanding amounts under, and terminated all of the Company’s commitments under, the Company’s $175 million revolving credit facility with a consortium of banks (the “Existing Credit Facility”). As part of its termination of the Existing Credit Facility, the Company terminated the Amended and Restated Credit Agreement, dated as of June 30, 2004, as amended, among the Company; PNC Bank, National Association (as Agent); Bank Of America, N.A. (as Syndication Agent); National City Bank (as Documentation Agent); PNC Capital Markets, Inc. (as Sole Arranger); and PNC Bank, National Association; National City Bank; Bank One, NA (successor to Bank One, Michigan); JPMorgan Chase Bank; The Bank of New York; Bank of America, N.A.; Fifth Third Bank; Suntrust Bank; Keybank National Association; The Bank of Nova Scotia; and LaSalle Bank National Association (as the Banks) (the “Existing Credit Agreement”).
     The Existing Credit Facility was designed to provide up to $175 million in credit facilities until August 31, 2008. In addition, the terms of the Existing Credit Agreement permitted the Company to request bid rate loans from banks participating in the Existing Credit Facility. Borrowings under the Existing Credit Agreement bore a margin linked to the Company’s long-term credit ratings from Moody’s and Standard & Poor’s. There were no compensating balances required and the facility fees were not material. The Existing Credit Facility also supported issuance of commercial paper and letters of credit. There were no borrowings under the Existing Credit Facility and no commercial paper was outstanding at December 31, 2006. The Existing Credit Agreement contained two primary covenants:
•	An interest coverage ratio (consolidated earnings before interest, taxes, depreciation and amortization divided by consolidated net interest expense) was required to be maintained by the Company at a minimum of 3.0 times; and

•	A ratio of consolidated net indebtedness to consolidated capitalization below 55 percent was also required.
For purposes of these covenants, consolidated net indebtedness is indebtedness measured in accordance with generally accepted accounting principles in the United States reduced by cash and eligible short-term investments in excess of $30 million. The Existing Credit Facility also contained a covenant that prevented the disposition of a substantial portion of the Company’s assets.
     The Company terminated the Existing Credit Facility and Existing Credit Agreement in connection with its entry into the New Credit Agreement, as described further above under Item 1.01. The Company did not incur any material early termination penalties in connection with terminating either the Existing Credit Facility or the Existing Credit Agreement.
     The summary of the Existing Credit Agreement and the Existing Credit Facility provided above is qualified in its entirety by reference to the Existing Credit Agreement, which is incorporated by reference herein as Exhibit 10.4.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On November 15, 2007, the Board of Directors (the “Board”) of the Company, pursuant to Article III, Section 1 of the Company’s Bylaws, fixed the number of directors constituting the entire Board at eleven, thereby producing one newly created directorship (the “New Directorship”) on the Board. The Board determined that the New Directorship would be created in the class of directors to be re-elected at the 2009 Annual Meeting of Stockholders.
     On November 15, 2007, the Board also elected Thomas P. Capo as a new director, effective November 15, 2007, to fill the New Directorship and serve for an initial term ending at the Company’s 2009 Annual Meeting of Stockholders. The Company has not yet determined the committees of the Board, if any, on which Mr. Capo will serve. As a non-employee director, Mr. Capo will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2007. A copy of the press release announcing this election is attached hereto as Exhibit 99.1.
     On November 15, 2007, the Company also entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Capo (the “Indemnitee”). The Indemnification Agreement is substantially the same as the indemnification agreements into which the Company entered on December 18, 2006 with certain of its directors and executive officers. The Company previously reported its entry into indemnification agreements with certain of its directors and executive officers on a Current Report on Form 8-K filed with the SEC on December 20, 2006 (the “December 2006 8-K”).
     Generally, the Indemnification Agreement provides that the Company will indemnify the Indemnitee to the fullest extent permitted or required by Delaware law. The Indemnitee is not entitled to indemnification for any claim initiated by the Indemnitee against the Company or any Company director or officer unless the Company has joined in or consented to such claim. The Company will advance certain expenses to the Indemnitee prior to the final disposition of certain claims against the Indemnitee only if the Indemnitee executes and delivers to the Company an undertaking to repay any advanced amounts if he is ultimately determined to be not entitled to indemnification under the Indemnification Agreement. In certain situations, the Indemnitee will be required to meet certain statutory standards of conduct in order to be indemnified by the Company under the Indemnification Agreement. Pursuant to the Indemnification Agreement, the Company has agreed to refrain from amending its Restated Certificate of Incorporation or Bylaws to diminish the Indemnitee’s rights to indemnification provided by the Indemnification Agreement or other indemnity provisions. The Company has also agreed to use commercially reasonable efforts to maintain a minimum level of directors’ and officers’ liability insurance coverage for the directors and officers of the Company.
     The summary of the Indemnification Agreement described above is qualified in its entirety by reference to the form Indemnification Agreement for Directors and Officers filed by the Company as Exhibit 10.5 to the December 2006 8-K, which form Indemnification Agreement for Directors and Officers is incorporated herein by reference.
Item 8.01. Other Events.
     On November 16, 2007, the Board authorized the purchase of outstanding shares of the Company’s common stock, par value $1.00 per share, up to an aggregate value of $100 million.

This authorization supersedes and effectively cancels the Company’s previous share repurchase program that was authorized by the Board in February 2005. Purchases pursuant to this authorization will be made through open market transactions, round lot or block trades, or otherwise. A copy of the press release announcing this action is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of November 9, 2007, by and among Cooper Tire & Rubber Company, Max-Trac Tire Co., Inc., Bank of America, N.A. (as Administrative Agent and Collateral Agent); PNC Bank, National Association (as Syndication Agent); Banc of America Securities LLC and PNC Capital Markets LLC (as Joint Book Managers and Joint Lead Arrangers); National City Business Credit, Inc. and JPMorgan Chase Bank, N.A. (as Co-Documentation Agents); and Bank of America, N.A.; PNC Bank, National Association; National City Business Credit, Inc.; Keybank National Association; Fifth Third Bank; and JPMorgan Chase Bank, N.A. (as the Lenders)

10.2	Pledge Agreement, dated as of November 9, 2007, by and among Cooper Tire & Rubber Company and Bank of America, N.A.

10.3	Intercreditor Agreement, dated as of November 9, 2007, by and among Cooper Tire & Rubber Company; Cooper Receivables LLC; PNC Bank, National Association (as Administrator); and Bank of America, N.A. (as Administrative Agent and Collateral Agent)

10.4	Amendment No. 8 to Amended and Restated Credit Agreement, dated as of June 30, 2004, by and among Cooper Tire & Rubber Company, the Banks party thereto, PNC Bank, National Association (as Agent), Bank of America, N.A. (as Syndication Agent), National City Bank (as Documentation Agent) and PNC Capital Markets, Inc. (as Sole Arranger)

10.5	Form Indemnification Agreement for Directors and Officers (incorporated herein by reference to the Company’s Current Report on Form 8-K (Commission No. 001-04329) filed with the SEC on December 20, 2006)

99.1	Press Release, dated November 15, 2007, regarding the election of Thomas P. Capo

99.2	Press Release, dated November 16, 2007, regarding authorization of a share repurchase program

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Jack Jay McCracken
	Name:	Jack Jay McCracken
	Title:	Assistant Secretary

Date: November 16, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of November 9, 2007, by and among Cooper Tire & Rubber Company, Max-Trac Tire Co., Inc., Bank of America, N.A. (as Administrative Agent and Collateral Agent); PNC Bank, National Association (as Syndication Agent); Banc of America Securities LLC and PNC Capital Markets LLC (as Joint Book Managers and Joint Lead Arrangers); National City Business Credit, Inc. and JPMorgan Chase Bank, N.A. (as Co-Documentation Agents); and Bank of America, N.A.; PNC Bank, National Association; National City Business Credit, Inc.; Keybank National Association; Fifth Third Bank; and JPMorgan Chase Bank, N.A. (as the Lenders)

10.2	Pledge Agreement, dated as of November 9, 2007, by and among Cooper Tire & Rubber Company and Bank of America, N.A.

10.3	Intercreditor Agreement, dated as of November 9, 2007, by and among Cooper Tire & Rubber Company; Cooper Receivables LLC; PNC Bank, National Association (as Administrator); and Bank of America, N.A. (as Administrative Agent and Collateral Agent)

10.4	Amendment No. 8 to Amended and Restated Credit Agreement, dated as of June 30, 2004, by and among Cooper Tire & Rubber Company, the Banks party thereto, PNC Bank, National Association (as Agent), Bank of America, N.A. (as Syndication Agent), National City Bank (as Documentation Agent) and PNC Capital Markets, Inc. (as Sole Arranger)

10.5	Form Indemnification Agreement for Directors and Officers (incorporated herein by reference to the Company’s Current Report on Form 8-K (Commission No. 001-04329) filed with the SEC on December 20, 2006)

99.1	Press Release, dated November 15, 2007, regarding the election of Thomas P. Capo

99.2	Press Release, dated November 16, 2007, regarding authorization of a share repurchase program